EX-99.1

Explanation of Responses to Table I, Item 7 and Table II, Item 11

(1)           Acquired by Jayhawk China Fund (Cayman), Ltd.  Kent C. McCarthy is the manager of Jayhawk Capital Management, LLC, which is the investment manager of Jayhawk China Fund (Cayman), Ltd.  After the last transaction reported on this form, Jayhawk China Fund (Cayman), Ltd. directly and solely owns, in the aggregate, 3,192,321 shares of the common stock, and 203,000 of the warrants, of the issuer reported on this form.  After the last transaction reported on this form, Jayhawk Capital Management, LLC indirectly beneficially owns, in the aggregate,  3,192,321 shares of the common stock, and 203,000 of the warrants, of the issuer reported on this form.  After the last transaction reported on this form, Mr. McCarthy indirectly beneficially owns, in the aggregate (including shares and warrants discussed in footnote 2 below), 3,725,292 shares of the common stock, and 7,803,317 of the warrants, of the issuer reported on this form.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.

(2)           Acquired by Jayhawk Private Equity Fund II, L.P.  Kent C. McCarthy is the manager of Jayhawk Private Equity, LLC, which is the general partner of Jayhawk Private Equity GP II, L.P.  Jayhawk Private Equity GP II, L.P. is the general partner of Jayhawk Private Equity Fund II, L.P.  After the last transaction reported on this form,  Jayhawk Private Equity Fund II, L.P. directly and solely owns 532,971 shares of the common stock, and 7,600,317 of the warrants, of the issuer reported on this form.  After the last transaction reported on this form, Jayhawk Private Equity, LLC and Jayhawk Private Equity GP II, L.P. each indirectly beneficially owns, in the aggregate, 532,971 shares of the common stock, and 7,600,317 of the warrants, of the issuer reported on this form.   After the last transaction reported on this form, Mr. McCarthy indirectly beneficially owns, in the aggregate (including the shares and warrants discussed in footnote 1 above), 3,725,292 shares of the common stock, and 7,803,317of the warrants, of the issuer reported on this form.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.